For TSR-Based PSUs

VIZIO HOLDING CORP.
2017 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Pursuant to the VIZIO Holding Corp. 2017 Incentive Award Plan (the “Plan”), VIZIO Holding Corp., a Delaware corporation (the “Company”) hereby grants to the holder listed below (“Holder”) the number of restricted stock units set forth below (the “Restricted Stock Units” or “RSUs”). The Restricted Stock Units are subject to all of the terms and conditions set forth herein, in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”).

Holder:	__________________________

Grant Date:	__________________________
Performance Period:	__________________________

Target Number of Restricted Stock Units:	__________________________

Maximum Number of Restricted Stock Units:	200% of Target Number of Restricted Stock Units

4890-4348-2213.7

Vesting Schedule:
Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Unit Agreement, the Restricted Stock Units will become eligible to vest (“Eligible RSUs”) based upon the achievement of the Performance Goal during the Performance Period set forth in the Performance Matrix, attached hereto as Exhibit B, and the Eligible RSUs will vest according to the following vesting schedule:
25% of the Eligible RSUs shall vest on the first trading day that occurs on or after the June 18 that immediately follows the last day of the Performance Period (the “First Vesting Date”) and 25% of the Eligible RSUs will vest on the first trading day that occurs on or after June 18 of each year after the year in which the First Vesting Date occurs, in each case so long as Holder has not had a Termination of Service prior to the applicable vesting date.
If a Change in Control does not occur before the last day of the Performance Period, the Administrator will certify in writing the extent to which the Performance Goal is achieved during the Performance Period as soon as administratively practicable after the completion of the Performance Period (but in no event later than the First Vesting Date). If a Change in Control occurs before the last day of the Performance Period, then on a date on or prior to the closing date of the Change in Control determined by the Administrator in its sole discretion (the “CIC Certification Date”) (and in any event prior to the closing of the Change in Control), the Administrator will certify in writing the extent to which the Performance Goal is achieved during the Adjusted Performance Period (as defined below).
In no event, shall any Restricted Stock Units vest following Holder’s Termination of Service, except pursuant to any written agreement authorized by the Administrator between the Company (or any parent or subsidiary of the Company) and Holder or as may otherwise be provided by the Administrator.

Distribution Schedule:
Each vested Restricted Stock Unit shall be distributable in accordance with Section 2.3 of the Restricted Stock Unit Agreement. The date on which a Restricted Stock Unit becomes vested shall be referred to as a “Distribution Date.”

         This Grant Notice and the Restricted Stock Unit Agreement are subject in their entirety to the provisions of the Plan, the terms and conditions of which are hereby incorporated into and made a part of this Grant Notice and the Restricted Stock Unit Agreement.

By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Holder has reviewed the Restricted Stock Unit Agreement, the Plan, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement, and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or relating to the Plan, this Grant Notice or the Restricted Stock Agreement.

VIZIO HOLDING CORP.                      HOLDER

By:	__________________________	By:	__________________________
Print Name:	__________________________	Print Name:	__________________________

Title:	__________________________	Address:	__________________________

__________________________
Address:	39 Tesla
Irvine, California 92618
2

Attachments:	Restricted Stock Unit Award Agreement (Exhibit A) Performance Matrix (Exhibit B)
Indexed Companies List (Exhibit C) VIZIO Holding Corp. 2017 Incentive Award Plan (Exhibit D)

3

EXHIBIT A

TO THE RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

    Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, VIZIO Holding Corp., a California corporation (the “Company”) has granted to the holder (“Holder”) specified on the Grant Notice a restricted stock unit award under the VIZIO Holding Corp. 2017 Incentive Award Plan (the “Plan”) an award of restricted stock units (“Restricted Stock Units”), subject to the terms and conditions of the Grant Notice, the Agreement, and the Plan (as defined herein).

ARTICLE I.

GENERAL

    1.1     Defined Terms. Wherever the following terms are used herein they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
    1.2     Incorporation of Terms of Plan. The Restricted Stock Units evidenced by the Grant Notice and the Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT, VESTING AND DISTRIBUTION
OF RESTRICTED STOCK UNITS

    2.1     Grant of Restricted Stock Units. In consideration of Holder’s past and/or continued service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the grant date specified on the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder an award of the number of Restricted Stock Units specified on the Grant Notice, subject to the terms and conditions set forth in the Plan, the Grant Notice and the Agreement. Each Restricted Stock Unit represents the right to receive a share of the Company’s Common Stock at the time the Restricted Stock Unit is distributed, in accordance with the terms and conditions set forth in the Plan and the Grant Notice.

    2.2     Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in accordance with the vesting schedule set forth in the Grant Notice; provided, however, that in no event shall any fractional number of Restricted Stock Units vest (with any fractional Restricted Stock Units that would otherwise vest accumulated through successive Vesting Dates until there is a sufficient amount of fractional Restricted Stock Units to constitute a whole Restricted Stock Unit, upon which the whole Restricted Stock Unit will vest according to the terms herein). Unless and until the Restricted Stock Units have vested in accordance with the preceding sentence, Holder shall have no right to any distribution made with respect to such Restricted Stock Units. Except as may be otherwise provided by the Administrator or as set forth in any written agreement authorized by the Administrator between the Company (or any parent or subsidiary of the Company) and Holder, in the event of Holder’s Termination of Service prior to the vesting of all of the Restricted Stock Units, any Restricted Stock Units which remain unvested at such time will terminate automatically and be forfeited without further notice and at no cost to the Company.
    2.3     Distribution of Common Stock.

        (a)     Subject to the terms and conditions of the Plan and the Agreement, the shares of Common Stock underlying Holder’s vested Restricted Stock Units shall be distributed to Holder (or in the event of Holder’s death, to his or her estate) as soon as practicable following the applicable Distribution

Date (but in each such case within the period ending no later than the 15th day of the 3rd month following the end of the calendar year, or if later, the end of the Company’s tax year, in either case that includes the Distribution Date).

        (b)     All distributions shall be made by the Company in the form of whole shares of Common Stock.

    2.4     Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon settlement of the Restricted Stock Units may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock in settlement of the Restricted Stock Units prior to fulfillment of all of the following conditions:

    (a)     The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed;
    (b)     The completion of any registration or other qualification of such shares under any state, federal or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary or advisable;
    (c)     The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Administrator shall, in its sole and absolute discretion, determine to be necessary or advisable;
    (d)     The receipt by the Company (or other employer) of full payment of all amounts which, under applicable federal, state, local or foreign tax law, the Company (or other employer) is required to withhold upon issuance of such shares; and
    (e)     The lapse of such reasonable period of time following the applicable Distribution Date as the Administrator may from time to time establish for reasons of administrative convenience, subject to Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder.

    2.5     Rights as Stockholder. The holder of the Restricted Stock Units shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares deliverable upon settlement of the Restricted Stock Units, unless and until such shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

ARTICLE III.

OTHER PROVISIONS

    3.1     Administration. The Administrator shall have the power to (a) interpret the Plan and the Agreement, (b) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules, and (c) amend the Agreement, subject to Section 3.9. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Agreement or the Restricted Stock Units. In its sole and absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and the Agreement, subject to Section 11 of the Plan.

    3.2     Limited Transferability. The Restricted Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the Restricted Stock Units nor any interest or right therein or part thereof shall be liable for Holder’s debts, contracts or engagements or the debts, contracts or engagements of Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

    3.3     No Employment Rights. Nothing in the Plan or the Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate Holder’s services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

    3.4    Shares to Be Reserved. The Company shall at all times prior to the settlement or forfeiture of the Restricted Stock Units reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Agreement.

    3.5     Notices. Any notice to be given under the terms of the Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice or at the last known address for Holder contained in the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

    3.6     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.

    3.7     Governing Law; Severability. The Agreement shall be administered, interpreted and enforced under the laws of the State of California, without regard to conflicts of law principles thereof. Should any provision of the Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

    3.8     Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units shall be granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

    3.9     Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Holder and by a duly authorized representative of the Company.

    3.10     Successors and Assigns. The Company may assign any of its rights with respect to the Restricted Stock Units to single or multiple assignees, and the Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2, the Agreement shall be binding upon Holder and Holder’s heirs, executors, administrators, successors and assigns.

    3.11     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or the Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units and the Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

    3.12     Taxes.

    (a)     Notwithstanding anything to the contrary in the Agreement, the Company shall be entitled to require payment to the Company or any of its Subsidiaries any sums required by federal, state, local or foreign tax law to be withheld with respect to the issuance of the Restricted Stock Units, the distribution of shares of Common Stock with respect thereto, or any other taxable event related to the Restricted Stock Units. The Company may permit Holder to make such payment in one or more of the forms specified below:

    (i)     by cash or check made payable to the Company;

    (ii)     by the deduction of such amount from other compensation payable to Holder;

    (iii)     by requesting that the Company withhold a net number of vested shares of Common Stock otherwise issuable having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or such greater amount as Holder may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences);

    (iv)     by tendering vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (or such greater amount as Holder may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences); or

    (v)     in any combination of the foregoing.

    (b)     In the event Holder fails to provide timely payment of all sums required pursuant to Section 3.12(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Holder to satisfy all or any portion of Holder’s required payment obligation pursuant to Section 3.12(a)(ii) or Section 3.12(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the Restricted Stock Units to Holder or his legal representative unless and until Holder or his legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the grant of the Restricted Stock Units, the distribution of the shares of Common Stock issuable with respect thereto, or any other taxable event related to the Restricted Stock Units.

    3.13     Adjustments. The Administrator may adjust the Restricted Stock Units in accordance with the provisions of Section 12.2 of the Plan.

3.14     Unfunded, Unsecured Obligations. The obligations of the Company under the Plan and the Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of Holder or any other person. Holder shall have only the rights of a general, unsecured creditor of the Company with respect to the Restricted Stock Units, unless and until shares of Common Stock shall be distributed to Holder under the terms and conditions set forth herein.

    3.15     Internal Revenue Code Section 409A. The Restricted Stock Units are intended to be exempt from Section 409A. To the extent that the Administrator determines that any Restricted Stock Units are not exempt from Section 409A of the Code, the Administrator may amend the Agreement in a manner intended to comply with the requirements of Section 409A of the Code (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to comply with the requirements of Section 409A or preserve the intended tax treatment of the benefits provided with respect to the Restricted Stock Units. To the extent applicable, the Agreement shall be interpreted in accordance with the provisions of Section 409A.

    3.16     Entire Agreement. The Plan, the Grant Notice, and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

EXHIBIT B

TO THE RESTRICTED STOCK UNIT AWARD GRANT NOTICE

PERFORMANCE MATRIX

Performance-Based Vesting Component. The number of Restricted Stock Units that will become Eligible RSUs (if any) will be determined based on how the Total Shareholder Return (“TSR”) of the Company during the Performance Period compares to the TSRs of the Indexed Companies (as defined below) during the Performance Period. “Indexed Companies” means the companies set forth on Exhibit C attached hereto whose securities are actively traded on a nationally recognized stock exchange both (i) as of the beginning of the Performance Period and (ii) as of the end of the Performance Period or the Adjusted Performance Period, as applicable.
Relative TSR. Except as provided under “Change in Control” below, the number of Eligible RSUs (if any) will be determined based on the TSR of the Company (the “Company TSR”) during the Performance Period relative to the TSRs of the Indexed Companies (each, an “Indexed Company TSR”) during the Performance Period, determined as follows:
1.Step 1: Calculate the beginning price with respect to the Company and each Indexed Company by determining the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the 30 consecutive trading days ending with the last trading day before the beginning of the Performance Period (each, a “Beginning Price”). For the purpose of determining the Beginning Price, the value of dividends and other distributions (the ex-dividend date for which occurs during the 30-trading-day measurement period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.
2.Step 2: Calculate the ending price with respect to the Company and each Indexed Company by determining the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the 30 consecutive trading days ending on the last trading day of the Performance Period (each, an “Ending Price”). For the purpose of determining the Ending Price, the value of dividends and other distributions (the ex-dividend date for which occurs during the Performance Period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.
3.Step 3: Calculate the Company TSR and each Indexed Company TSR by applying the following formula: (Ending Price/Beginning Price)-1. The Company TSR and each Indexed Company TSR will each be expressed as a percent of increase (i.e., a positive percent) or decrease (i.e., a negative percent) rounded to two decimal places (applying standard rounding principles).
4.Step 4: Rank the Company TSR and the Indexed Company TSRs from highest (highest positive percentage) to lowest (highest negative percentage), based on the weighting indicated in Exhibit C.
5.Step 5: Based on the percentile ranking of the Company TSR relative to the Indexed Company TSRs under Step 4 rounded to the nearest whole percentile ranking (applying standard rounding principles), calculate the number of Eligible RSUs (if any) by determining the product of (x) the Applicable Percentage (in the table below) multiplied by (y) the Target Number of Restricted Stock Units, with the number of resulting Eligible RSUs rounded to the nearest whole Eligible RSU (applying standard rounding principles).
The Applicable Percentage will be determined as follows:

B-1

Percentile Rank	Applicable Percentage of Target Number of Restricted Stock Units That Become Eligible RSUs
	If Company TSR is Positive	If Company TSR is Negative
10th or lower	None	None
11th	3.333%	3.333%
12th	6.667%	6.667%
13th	10%	10%
14th	13.333%	13.333%
15th	16.667%	16.667%
16th	20%	20%
17th	23.333%	23.333%
18th	26.667%	26.667%
19th	30%	30%
20th	33.333%	33.333%
21st	36.667%	36.667%
22nd	40%	40%
23rd	43.333%	43.333%
24th	46.667%	46.667%
25th	50%	50%
26th	52%	52%
27th	54%	54%
28th	56%	56%
29th	58%	58%
30th	60%	60%
31st	62%	62%
32nd	64%	64%
33rd	66%	66%
34th	68%	68%
35th	70%	70%
36th	72%	72%
37th	74%	74%
38th	76%	76%
39th	78%	78%
40th	80%	80%
41st	82%	82%
42nd	84%	84%
43rd	86%	86%
44th	88%	88%
45th	90%	90%
46th	92%	92%
47th	94%	94%
48th	96%	96%
49th	98%	98%
50th	100%	100%
51st	104%	100%

52nd	108%	100%
53rd	112%	100%
54th	116%	100%
55th	120%	100%
56th	124%	100%
57th	128%	100%
58th	132%	100%
59th	136%	100%
60th	140%	100%
61st	144%	100%
62nd	148%	100%
63rd	152%	100%
64th	156%	100%
65th	160%	100%
66th	164%	100%
67th	168%	100%
68th	172%	100%
69th	176%	100%
70th	180%	100%
71st	184%	100%
72nd	188%	100%
73rd	192%	100%
74th	196%	100%
75th or higher	200%	100%
The Administrator’s determination as to the number of Restricted Stock Units that become Eligible RSUs (if any) will be deemed to be final and binding on Holder and any other holder of this Award and will be given the maximum deference permitted by Applicable Laws.
Change in Control. Notwithstanding the foregoing section entitled “Relative TSR,” so long as Holder has not experienced a Termination of Service as of the date of a Change in Control that occurs before the last day of the Performance Period, the number of Restricted Stock Units that will become Eligible RSUs (if any) will be calculated applying Steps 1 through 5, except as follows:
(a)Rather than being determined based on the Company TSR relative to the Indexed Company TSRs during the Performance Period, the number of Eligible RSUs (if any) will instead be determined based on the Company TSR during the period beginning on the first day of the Performance Period and ending on the CIC Certification Date (such period, the “Adjusted Performance Period”) relative to the Indexed Company TSRs during the Adjusted Performance Period, and any references to the “Performance Period” under the “Relative TSR” section will refer to the “Adjusted Performance Period.”
(b)The Ending Price for purposes of calculating Company TSR will equal the price payable for a Share in connection with the Change in Control, with the final determination of the amount so payable determined by the Administrator. For the purpose of determining the Ending Price, the value of dividends and other distributions (the ex-dividend date for which occurs during the Adjusted Performance Period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.
(c)The Ending Prices for each share of an Indexed Company will be the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the 30 consecutive trading days ending on the last trading day of the Adjusted Performance Period. For the purpose of determining the Ending Price, the value of dividends and other distributions (the ex-dividend date for which occurs during the Adjusted Performance Period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date.
(d)On the CIC Certification Date (and in any event prior to the closing of the Change in Control), the Administrator will certify in writing the Company TSR percentile rank relative to the Indexed Company TSRs and the number of Eligible RSUs.
For the avoidance of doubt, the occurrence of such a Change in Control will not change the date that the First Vesting Date occurs, such that the First Vesting Date shall remain the first trading day that occurs on or after the June 18 that immediately follows the last day of the Performance Period (rather than becoming the first trading day that occurs on or after the June 18 that immediately follows the last day of the Adjusted Performance Period ).
All determinations regarding the Beginning Price, the Ending Price, the Company TSR, the Indexed Company TSRs, and the Applicable Percentage will be made by the Administrator in its sole discretion and all such determinations will be final and binding on all parties.

EXHIBIT C

TO THE RESTRICTED STOCK UNIT AWARD GRANT NOTICE

INDEXED COMPANIES LIST

1.Adeia Inc. (ADEA)
2.AMC Networks Inc. (AMCX)
3.AppLovin Corporation (APP)
4.Arlo Technologies Inc. (ARLO)
5.comScore, Inc. (SCOR)
6.Criteo S.A. (CRTO)
7.DoubleVerify Holdings, Inc. (DV)
8.Garmin Ltd. (GRMN)
9.GoPro, Inc. (GPRO)
10.Innovid Corp. (CTV)
11.iRobot Corporation (IRBT)
12.LiveRamp Holdings, Inc. (RAMP)
13.Logitech International S.A. (LOGI)
14.Magnite, Inc. (MGNI)
15.Nexstar Media Group, Inc. (NXST)
16.Peloton Interactive, Inc. (PTON)
17.Pinterest, Inc. (PINS)
18.PubMatic, Inc. (PUBM)
19.Roku, Inc. (ROKU)1
20.Snap Inc. (SNAP)
21.Sonos Inc.(SONO)
22.Stagwell Inc. (STGW)
23.Trade Desk, Inc. (TTD)
24.Viant Technology Inc. (DSP)
25.VOXX International Corporation (VOXX)
26.Xperi Inc. (XPER)
27.Yelp Inc.(YELP)

1 This Indexed Company to be given 3 times weight (i.e., to be treated as if it is 3 Indexed Companies on a list of 29 Indexed Companies, rather than 1 Indexed Company on a list of 27 Indexed Companies) when ranking the Company TSR and the Indexed Company TSRs pursuant to “Step 4” in Exhibit C.

EXHIBIT D

TO THE RESTRICTED STOCK UNIT AWARD GRANT NOTICE

VIZIO HOLDING CORP.
2017 INCENTIVE AWARD PLAN